DELAWARE GROUP(r) EQUITY FUNDS IV

Registration No. 811-04413
FORM N-SAR
Semiannual Period Ended March 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Equity Funds IV (the "Trust"), on behalf of each of Delaware Growth Opportunities, Delaware Global Real Estate Securities Fund, and Delaware
Healthcare Fund (each, a "Fund" and, together, the "Funds"), the shareholders of each Fund voted to (i)
elect a Board of Trustees for the Trust at a meeting held on held on November 12, 2009 and reconvened to March 16, 2010; and (ii) to approve a new investment advisory agreement for each Fund at a meeting held on November 12, 2009. At the meeting, the following people were elected to serve as Independent
Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven,
Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.
The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 9,311,940.952
PERCENTAGE OF OUTSTANDING SHARES 56.607%
PERCENTAGE OF SHARES VOTED 95.428%
SHARES WITH AUTHORITY WITHHELD 446,161.741
PERCENTAGE OF OUTSTANDING SHARES 2.712%
PERCENTAGE OF SHARES VOTED 4.572%

Patrick P. Coyne

SHARES VOTED FOR 9,301,671.044
PERCENTAGE OF OUTSTANDING SHARES 56.545%
PERCENTAGE OF SHARES VOTED 95.323%
SHARES WITH AUTHORITY WITHHELD 456,431.649
PERCENTAGE OF OUTSTANDING SHARES 2.774%
PERCENTAGE OF SHARES VOTED 4.677%

John A. Fry

SHARES VOTED FOR 9,313,750.298
PERCENTAGE OF OUTSTANDING SHARES 56.618%
PERCENTAGE OF SHARES VOTED 95.446%
SHARES WITH AUTHORITY WITHHELD 444,352.395
PERCENTAGE OF OUTSTANDING SHARES 2.701%
PERCENTAGE OF SHARES VOTED 4.554%

Anthony D. Knerr

SHARES VOTED FOR 9,296,659.960
PERCENTAGE OF OUTSTANDING SHARES 56.514%
PERCENTAGE OF SHARES VOTED 95.271%
SHARES WITH AUTHORITY WITHHELD 461,442.733
PERCENTAGE OF OUTSTANDING SHARES 2.805%
PERCENTAGE OF SHARES VOTED 4.729%

Lucinda S. Landreth

SHARES VOTED FOR 9,312,832.689
PERCENTAGE OF OUTSTANDING SHARES 56.613%
PERCENTAGE OF SHARES VOTED 95.437%
SHARES WITH AUTHORITY WITHHELD 445,270.004
PERCENTAGE OF OUTSTANDING SHARES 2.706%
PERCENTAGE OF SHARES VOTED 4.563%

Ann R. Leven

SHARES VOTED FOR 9,303,766.419
PERCENTAGE OF OUTSTANDING SHARES 56.557%
PERCENTAGE OF SHARES VOTED 95.344%
SHARES WITH AUTHORITY WITHHELD 454,336.274
PERCENTAGE OF OUTSTANDING SHARES 2.762%
PERCENTAGE OF SHARES VOTED 4.656%

Thomas F. Madison

SHARES VOTED FOR 9,283,403.258
PERCENTAGE OF OUTSTANDING SHARES 56.434%
PERCENTAGE OF SHARES VOTED 95.135%
SHARES WITH AUTHORITY WITHHELD 474,699.435
PERCENTAGE OF OUTSTANDING SHARES 2.885%
PERCENTAGE OF SHARES VOTED 4.865%

Janet L. Yeomans

SHARES VOTED FOR 9,315,681.863
PERCENTAGE OF OUTSTANDING SHARES 56.630%
PERCENTAGE OF SHARES VOTED 95.466%
SHARES WITH AUTHORITY WITHHELD 442,420.830
PERCENTAGE OF OUTSTANDING SHARES 2.689%
PERCENTAGE OF SHARES VOTED 4.534%

J. Richard Zecher

SHARES VOTED FOR 9,306,759.191
PERCENTAGE OF OUTSTANDING SHARES 56.576%
PERCENTAGE OF SHARES VOTED 95.375%
SHARES WITH AUTHORITY WITHHELD 451,343.502
PERCENTAGE OF OUTSTANDING SHARES 2.743%
PERCENTAGE OF SHARES VOTED 4.625%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.
The results were as follows:

Delaware Growth Opportunities Fund

SHARES VOTED FOR 6,104,602.615
PERCENTAGE OF OUTSTANDING SHARES 38.851%
PERCENTAGE OF SHARES VOTED 70.115%
SHARES VOTED AGAINST 286,218.806
PERCENTAGE OF OUTSTANDING SHARES 1.822%
PERCENTAGE OF SHARES VOTED 3.287%
SHARES ABSTAINED 263,927.368
PERCENTAGE OF OUTSTANDING SHARES 1.679%
PERCENTAGE OF SHARES VOTED 23.567%

Delaware Global Real Estate Securities Fund

SHARES VOTED FOR 359,846.941
PERCENTAGE OF OUTSTANDING SHARES 99.951%
PERCENTAGE OF SHARES VOTED 100.000%
SHARES VOTED AGAINST 0.000
PERCENTAGE OF OUTSTANDING SHARES 0.000%
PERCENTAGE OF SHARES VOTED 0.000%
SHARES ABSTAINED 0.000
PERCENTAGE OF OUTSTANDING SHARES 0.000%
PERCENTAGE OF SHARES VOTED 0.000%

Delaware Healthcare Fund

SHARES VOTED FOR 283,011.974
PERCENTAGE OF OUTSTANDING SHARES 75.005%
PERCENTAGE OF SHARES VOTED 100.000%
SHARES VOTED AGAINST 0.000
PERCENTAGE OF OUTSTANDING SHARES 0.000%
PERCENTAGE OF SHARES VOTED 0.000%
SHARES ABSTAINED 0.000
PERCENTAGE OF OUTSTANDING SHARES 0.000%
PERCENTAGE OF SHARES VOTED 0.000%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management Holdings, Inc.
and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware
Management Company, a series of Delaware Management Business Trust (the "Manager"), to Macquarie
Group (the "Transaction"). On January 4, 2010, the Transaction was completed and the new investment advisory agreements between the Funds and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc. is a subsidiary, and subject to the ultimate control, of
Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1: Exhibits

Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Equity Funds IV
dated August 18, 2009, attached as Exhibit.

Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Equity Funds IV
dated February 26, 2009, attached as Exhibit.

832256_2